Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of

Mainz Biomed B.V.

Pharmgenomics GmbH

We consent to the inclusion in the Pre-Effective Amendment No. 1 to the Form F-1 Registration Statement of Mainz Biomed B.V. (the “Company”) our report dated August 3, 2021 relating to our audit of the balance sheet as of March 31, 2021, and statements of operations, stockholders’ equity and cash flows for the period from March 8, 2021 (inception) thru to March 31, 2021.

We consent to the inclusion in the Pre-Effective Amendment No. 1 to the Form F-1 Registration Statement of the Company our report of Pharmgenomics GmbH dated August 3, 2021 relating to our audit of the balance sheets as of December 31, 2020 and 2019, and consolidated statements of operations, stockholders’ equity and cash flows for the years ended December 31, 2020 and 2019.

We also consent to the reference to us under the caption “Experts” in the Registration Statement.

/s/ BF Borgers CPA PC

Certified Public Accountants
Lakewood, Colorado
September 3, 2021